UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 30, 2019

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASB	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 6.125% Non-Cumulative Perpetual Preferred Stock, Series C	ASB PrC	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series D	ASB PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series E	ASB PrE	New York Stock Exchange

Item 8.01   Other Events.

On July 30, 2019, the Board of Directors of Associated Banc-Corp (the “Company”) approved the redemption in full of the Company’s outstanding $250 million of 2.750% Senior Notes due 2019 (the “Senior Notes”). The Company anticipates that the Senior Notes will be redeemed effective as of October 15, 2019 at a redemption price of 100% of the principal amount of the Senior Notes, plus unpaid accrued interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: July 30, 2019	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and
Corporate Secretary